Exhibit 99.2
Transcript
Hanover Capital Mortgage
Fourth Quarter 2006 Earnings Results
March 19, 2007
Operator
Greetings, ladies and gentlemen, and welcome to the Hanover Capital Mortgage fourth quarter earnings results conference call. [OPERATOR INSTRUCTIONS]
It is now my pleasure to introduce your host Mr. John Burchett, President and Chief Executive Officer of Hanover Capital Mortgage. Thank you Mr. Burchett. You may begin.
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
Thank you, and thank you everybody for joining the call this morning. I’m joined in our New Jersey office this morning with Irma Tavares, our Chief Operating Officer, and Harold McElraft, our Chief Financial Officer. And they will help me answer questions at the end of this talk. Before I begin the body of the talk, I just want to remind everybody of our standard disclaimer about forward-looking statements. I’m not going to read them in detail, but they’re listed both in our 10-K that we filed on Friday and the press release we released this morning.
Basically as you know, we took a loss for the year, but we look at the year as a year of accomplishment in terms of changing the direction and the strategy of the Company. We went into the year of 2006 with four major operations, our REIT operation, we had a brokerage operation that brokered loans between counter parties, technology division that sold and developed technology for the market, and our due diligence operation, which the company went back to the beginnings of our existence as a separate company. During the year, we closed down our brokerage operation early in the year.
Throughout the year, we reduced the expense base, as we’ve talked about before in our technology business. And the technology business we will probably just show as a line item not as a segment as we go forward in reporting. It will have a positive cash flow and not much expense attached to it. But is something that is kind of a cash cow that will die out over time. We aren’t spending any money to develop and or market that technology going forward. And our due diligence business, as we recently reported, was sold. The negotiations for that were held throughout the latter part of 2006. The actual sale occurred in the middle part of January.
And all these changes while beneficial to the Company, and we look forward to how the Company operates, they were hard to do from a personnel point of view. We had some personnel that left particularly for Irma and myself. We had two of our partners that had been with us in this company and actually in previous operations for a great number of years that have separated and are going forward and doing other things at this point in time. But it was hard to do in terms of the people side of the business, but we felt from a balance sheet and focus point of view, this was the right thing to do for the Company.
We obviously took a hit to earnings particularly in the fourth quarter. The largest piece of that was a non-cash $2.4 million to $2.5 million in write off of good will. But at the end of the year, we ended up with a book value of $6.99 compared to $7 a share in the prior year. So we felt that we got through this in terms of a book value point of view with our book value intact from where it was before but making major changes and getting rid of some intangible assets on the balance sheet. We feel we accomplished a lot of that and again the right thing to do, but a hard thing to get done.
Our portfolio, I’d like to spend a little time on that. Just to remind everybody, our primary business is that we invest in the credit side of securitizations. And our securitizations are done on prime loans. As a matter of fact we call them prime-prime loans. We think it’s the cleanest part of the mortgage portfolio. We don’t have any subprime loans attached to any of our securities that we take our risk on. And we don’t plan to get into that market.
So with all the market turmoil going on out there in the subprime area and some have said started to creep in the Alt A area, and we haven’t seen any evidence of that particularly, but we have not had any major impact in terms of our business and how it runs and how it’s activated. Our portfolio loans that back our portfolio are, again, prime loans issued to good credits. Our average FICO score is well above 735 which is upper scale. Our loan to value ratios tend to be on average under 70%, and the characteristics of the portfolio are generally prime. We don’t have a lot of investor properties, we don’t have a lot of second homes and that type of thing. It’s a prime portfolio.

During the year, we grew that portfolio dramatically. Those tables are shown in our K that we reported. But just to quote a few numbers, our net investment at the end of 2005 in that portfolio was about $29 million, and that increased to $52 million by the end of 2006, which was a major goal of ours in 2006 was to grow that portfolio. The yield on the portfolio remained relatively constant for the three years 2004 through 2006. Respectively we were 21.7% yield, 21.56% and 21.91%, the 21.91% being in the year 2006.
Now that’s a pure leveraged return as we look at our equity invested in the portfolio as against the debt we have on that portfolio. It does not include our liquidity, so we’d have to reduce that somewhat because we do keep a liquidity reserve for that portfolio as we leverage that currently with 30-day repos generally from Wall Street firms. And we do keep a large liquidity position against that based on a formula that gets into what we think the maximum price changes could be. And we have not seen any abnormalities in terms of rolling those repos during this latest subprime crisis that, again, it has not come over to hit us.
The other side of that portfolio is our delinquency statistics, and again that’s shown in our tables and it’s basically on page 46 of our K, we had that laid out. But just to compare year-end on our subordinate mortgaged-backed portfolio delinquency, numbers of total delinquencies, this includes 30 days on through any foreclosures, at the end of 2005, that number was 0.53% and at the end of 2006, it was 0.58%. There was an increase, but the number, absolute number, is still very low. And again, we look for this portfolio to continue to perform in the manner it has in the past.
We would expect that we would see some losses during this time as housing prices dropped to some extent. But the way we calculate and the way we purchase these loans, we have a built in loss reserve. We don’t book it as a loss reserve, but we book it as total discount under our loan portfolio. And as of the end of the year, the total discount on our portfolio was about $78 million. And of that $78 million, more than half of that is what we assign to the potential, not actual, but potential losses in the future. So again compared with the relatively minimal losses we’ve taken in the past and that kind of number, we look forward to the continually good performance on this portfolio. Although as we say we are coming into a little bit different real estate market, so we may see some of those expected losses actually realized whereas in the past we’ve had hardly any losses even though our calculations for income and the allocation of that discount always has had a significant portion of that in expected losses for the future.
As everybody knows, we’ve continued to pay last year as our dividend at the rate of $0.15 a share based on where we think this portfolio can earn for us in the longer term. We probably have another quarter to quarter and a half of adjustments as we get our assets fully invested in this portfolio. And we look to the third and fourth quarter kind of being the numbers we look for in terms of long-term. Our dividend rate will be decided for the first quarter in May after we have finished our first quarter and before we file our Q for that quarter. My expectation would be that we would remain where it is now, but that’s at the discretion of our directors and where we think the future will run when we look at it at that time. As we look at it today, I would assume we would be constant in terms of where we sit today at a minimum.
And finally, in terms of our goals for the Company, as I said we’ve narrowed our focus to just focus on our credit traunches in our portfolio. We expect to have two major pieces of that portfolio. As we’ve announced before, we have a line of credit to put on whole loans. The interest rate environment in terms of the long, short, and the flat yield curve, have not been receptive to us making those investments, but we have that line in place and would intend to have some whole loan exposure. Our whole loans that we would put on those lines will be of a similar prime credit nature to the loans that back our mortgage-backed securities and as we’ve said before, that’ll alleviate us of the need to carry an investment portfolio consisting of agency securities, which we do for regulatory purposes. So that’s a goal for this year. And the second piece of our portfolio going forward will be continuing to buy the subordinate traunches on the prime assets that we have consistently invested in.
And the other major goal for us is to grow the Company’s net capital footings. We continue to look at ways to do that with our current stock trading well below our book value and what we consider a solid book value. Equity issuance is not the right path at this time. But we are looking at other alternatives and those alternatives would include some kind of subordinated or lower or upper level debt that we can leverage our balance sheet with longer term debt. We also continue to look at a doing a CDO to replace some of our current short-term repo with longer term CDO debt that’s basically insulated from any calls or insulated from any rate changes.
So those are our major plans. I would say it was a difficult year for earnings. Obviously in 2006 it was a difficult year for personnel. As I said, we separated with some friends that we’ve been with for a long time. But we do feel we have the Company positioned to deliver on its goals for this year, which is to keep the portfolio growing, keep the portfolio strong from a credit point of view and grow the overall capital base of the Company. At this point in time, that concludes my talk and I’ll turn it over to any questions you might have.

Operator
Thank you. [OPERATOR INSTRUCTIONS] Our first question is from the line of David Taylor. Please proceed with your question.
<Q>: Thank you. I know it was a tough year, John, but I think at least in my opinion you’ve done the right thing about getting rid of the C Corps. I have several questions, actually. There obviously is a great deal of turmoil going on in the mortgage market, primarily the lower quality mortgages that you don’t participate in. But to the extent that the turmoil is affecting the broader market, are there any opportunities out there for you?
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
Well, I think the only opportunity we may see is if spreads widen out in our product as a result of just general credit spreads widening out, which would enable us to buy product a little bit cheaper. That’s got a good side and a bad side. If they widen out, we’d have to increase our margin a little bit on our lending, but the good side is going forward we’d get a little better rate. I would think that would be the major opportunity. There may be some opportunities, as I said, we’re looking to expand the whole capital base. There may be some opportunities where, again, without going away from our normal long-term investment plan to acquire portfolios or acquire equity in some manner out there as things are in turmoil, so that may be a possibility. Nothing specific, but we do look into that area and see if there’s any opportunities out there to have a quicker growth of the total balance sheet.
<Q>: Have the spreads widened in the last month or two with all the —
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
They’ve widened some, David, but not significantly. Again, as we look at our repos rolling as they’re marked by the Street firms, we haven’t seen any pick up in the amount of equity we had to put up against any of our loans as the repo loans. Basically, and that goes into as late as last week, we didn’t see any pickup as we were rolling our repos over in terms of our required margins.
So we really haven’t seen a lot. They’re a little bit wider, but haven’t seen a lot. I think as you probably know, there’s a worry out there in the world generally that credit spreads across the board are too tight. And we’d spread out somewhat. And obviously we’ve spread out a lot and BBB subprime is spread out dramatically. I think the other side of that coin is we did notice a little bit of snap back last week. One of the — I forget which ones it is major subprimes said they arranged to sell a big part of their portfolio—
<Q>: Credited lending.
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
Yes, for $0.95 on the dollar. If that’s a fact, would say it’s not all doom and death out there.
<Q>: You weren’t the buyer, huh?
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
We were not the buyer.
<Q>: So, there’s really been no major shift in the yield curve, the shape of the yield curve?
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
No the yield curve remains pretty flat out there. In terms of our ability to utilize our whole loan line of credit, it’s very hard to put that on and get the proper hedges on when the yield curve is as flat as it is right now. We continue to look at that, but right now it’s subprime.
<Q>: Okay. So I gather when you say that it’s one of your goals to utilize that line, the assumption in the back of your head is that there’ll be a steepening in the yield curve?
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
Yes. Definitely I mean—
<Q>: But it’s been a long time coming. I know.
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
It’s been a long time coming. I’ve been around this market a long time. I don’t know if this is the longest flat curve but it’s getting there.

<Q>: Certainly the longest I’ve experienced in 40 years.
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
It’s one of the longest for sure. We expect, expect normal times it’ll come back. There’s obviously been some push by certain people to have the Fed loosen up a little bit, but we’ll see. But we expect at some point it’s going to come back.
<Q>: Now, I have one final question. You might want to throw this one to Harold. I spent a lot of time with the 10-K this weekend. Wonderful way to spend the weekend. And the question that kept on going through my head and I still can’t answer it is, if I were to attempt to pro forma the fourth quarter and the year, to look at Hanover as it is going forward without the C Corps, without the severance expense, without — and I know you took about $600,000 or so in severance expense without the good will writedown, what — what did ‘06 and the fourth quarter look like by itself without these unusual items?
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
It’s — yes, it’s a little hard to come across the exact number. I may throw it over to Harold, but in general for the year, and we were discussing this before we got on the call there was about $5 million in what we would call unusual charges. I don’t want to put a definite accounting term on that—
<Q>: Yes, I understand the problem.
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
So there were unusual charges, some of which you mentioned the writeoff, the tech writedown. We had run the fund, with the HDMF fund we had some impairment on the REO properties. So, it was about $5 million in assets that expenses that we would consider less than usual, I’ll put it that way.
<Q>: Okay.
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
If you take that and then if you take what else I said, we don’t forecast earnings—
<Q>: I’m not asking for a forecast.
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
If you take that and also if you look at the fact that over the year the number I mentioned before, our net equity investment in our B Piecess went from $29 million to $52 million. We had a growing net interest rate coming off that $1 interest rate coming off that portfolio for the year. I think you get a broad base of where it should perform.
<Q>: How does that $5 million for the year, which is what $0.60, $0.65 a share translate to the fourth quarter?
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
That I don’t have in front of me. But most of those charges were in the fourth quarter. So it’s —
<Q>: Does this statement, this is from me, not from you. Does this statement sound reasonable? With the Company as it is constituted going forward would have been profitable in the fourth quarter without these unusual items?
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
Yes. I think that’s a good statement. We — we’re looking to profitable quarters going forward from here. Now some of that profitability depends on our ability to get certain things done. Some of the benefits of the sale of one of the companies will be shown in the first quarter so—
<Q>: Yes! That was going to be another question. You mentioned in the press release, I think they came out on the 12th of January that you were going to have a $4 million gain on the sale of Capital Partners.
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
I think to be accurate on that, we said we were going to realize cash, investable cash of about $4.7 million. And the purchase price over the book value was about $1.6 million. And there are some charges that would come in the first quarter, but the bulk of the charges that might have been associated with that came in the fourth quarter.
<Q>: Okay. So, there’ll be a nonrecurring gain in the first quarter on top of operations?

John Burchett — Hanover Capital Mortgage Holdings — President, CEO
There’ll be a small, nonrecurring gain, yes.
<Q>: Ok. That about takes care of me.
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
Great. Well, thank you.
<Q>: Sure, thank you.
Operator
Thank you. Our next question is from the line of Michael Martin, a private investor. Please proceed with your question.
<Q>: Good morning, John.
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
Hey, Mike, how are you doing?
<Q>: Pretty good. Thank God I didn’t have to spend the weekend reading the 10-K. I watched basketball. Great games. Basically I think I have just three questions. They’re pretty simple ones. What was the impairment on the real estate of 1.2 million? I’ll just go through the three questions.
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
The impairment in real estate, we had really a separate operation called HDMF which was a unit that we had in place to buy sub-performing and nonperforming loans and in some cases REO. We ran that for about a year and a half. We did maybe eight deals in there and seven of the deals were positive returners for us. Our last deal has been a bad one, which always seems to happen. We stopped the business so it slows up by itself. And we had some properties in the Detroit area, actually REO that we bought. That market has turned drastically so we took some losses in there. Currently we have left in that portfolio less than $500,000 in total amount in that portfolio. So we don’t think there’s going to be— obviously there can’t be any repeat of $1.2 million going forward. We’re out of that business and we’re just winding it down.
<Q>: Okay. Second question is, you were able to maintain basically your book value at $7, $6.99 even with these writedowns, how was that — let’s talk about that.
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
Yeah, as you recall, we had other comprehensive income of a fairly large negative during the year and at year end last year. And that was the result of the way we had valued our B pieces. And we went through a very rigorous method to as we call it mark to model, which is a much more accurate method of looking, we think of looking at the value on those pieces. So we’ve got them mark to model where we think is an accurate reflection of the market. And so far, and we continue to look at that all the time. But for example, in the first quarter, we sold some bonds and relative to where we had the mark the total — the total of all the sales are over where we had them booked, not by much but they are over where we had them booked. So, we think it continues to justify our pricing.
<Q>: Okay. One other question. During the year, what — what’s the credit rating on Hanover Capital? Has that varied at all during the year?
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
We don’t really have a credit rating. We’re a small company and most companies our size would not have a credit rating at all.
<Q>: Okay. That’s all I have.
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
Okay. Good, thank you.
<Q>: Thanks, John.

Operator
Thank you. Our next question comes from the line of Jim Fowler with JMP Securities. Please proceed with your question.
<Q>: Great. Thank you. Morning, John.
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
Morning, Jim. How you doing?
<Q>: I’m well, thank you. I missed the first part of the call so I’ll just ask one question. I think your comments plus David’s questions probably capture it. I’ll probably get it on the replay, but I just wanted to ask you for 2007, excluding the good will impairment, is the fourth quarter expense level — will that change markedly in 2007?
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
Yeah, the fourth quarter expense would have been because we had some severance in there as well as the — as the good will writeoff. So, yes, it’ll change fairly dramatically going forward. That’ll change. The severance, I think we’ve announced that number was around — around $615,000.
<Q>: Okay. All right. And you mentioned CDO. Do you have any CDO collateral sitting on either warehouse?
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
We have got a very small amount of — we’ve got, I think three bonds, which I think totals $3 or $4 million sitting on a CDO we’re not buying. It’s well within our capacity to buy them back if we needed to.
<Q>: Doesn’t look like you have any margin calls there?
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
No, again, as I say up until now rolling our stuff through, we’ve had, one case we’ve got cash back. We haven’t had any issues. The spreads are pretty much constant out there, we haven’t had any issues. We do maintain good liquidity in case that happens. As you did we went through 1998 liquidity crisis.
<Q>: Exactly. So if I look at — if you look at your mortgage portfolio today, your bond portfolio, and considering financing cost and investment yields, what would you target or say that the marginal ROE is in the assets?
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
Yes, just on the B piece alone, and I quoted some numbers on that in terms of the past history but we ended up 2006 at almost 22%, the marginal return on equity. That’s without considering our liquidity requirements, so if you put in the liquidity it’s going to lower that somewhat. I would say we’re probably marginally down a point or so from there, possibly. It kind of varies around with our mix. We got more BBs and more nonrateds. I would say, I know the fourth quarter was down a little bit from that. We’re probably somewhere, around 20 give or take a point or two.
<Q>: I haven’t seen the K myself. Do you have in the K the allocation between each of the bond rating? How much —
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
Yes, we do.
<Q>: Okay. Great. I’ll catch you later.
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
Okay, thanks.
Operator
Thank you. Our next question comes from the line of Steve Delaney with Flagstone Securities. Please proceed with your question.
<Q>: Good morning, John.
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
Hey, Steve. How are you?

<Q>: Fine. I too would offer my congratulations for the hard work that you guys have done, especially late in the year and positioning the Company to go forward. I know some of those decisions weren’t easy for you. I know you did the right thing.
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
Thank you.
<Q>: My question’s about the collateral quality that kind of underlies the ratings on the core strategy. When you say prime prime and with your experience and knowledge of the market, we take that for what it says. Could you just give us a couple data points maybe? I don’t know if you’ve segmented on a weighted average basis sort of the collateral underlying your sub MBS, but can you give us a sense of what CLTVs and FICOs and percentage of — that type of thing as to what kind of — give us a little color on that if you could.
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
I’ll give you some ballpark numbers. We don’t quote exact numbers. As a matter of fact, we talked about this morning. We’re going to attempt coming out with our first quarter to be a little more detailed in terms of what we’ll put out on the portfolio. I did mention earlier that our FICO and our average FICO is above 735, that’s a little —
<Q>: Wow. Okay.
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
—above that. Our loan to values on average tend to be below 70.
<Q>: Okay.
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
Our no doc loans are less than 2%. Our investors are probably less than 1%.
<Q>: Wow. Okay. That’s helpful.
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
It’s a pretty clean portfolio as we look at it.
<Q>: You’re not going to talk about specific competitors, but from the way I see it those metrics are similar to what we’d see at Thornburg or somewhere like that that are considered to be high quality.
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
It’s definitely prime. And I can say this, we’ve had some people try to sell us prime pools that we didn’t buy for whatever reason or didn’t want to do a deal on them and we told them why and they sent the quote back to us, and this is from a major player, oh you mean prime prime.
<Q>: Exactly. And one final thing, as you consider your disclosure, would you ever consider having some disclosure about concentrations with respect to individual originators/servicers?
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
Yes, I think we’d be open to that.
<Q>: Okay.
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
As a general rule, we tend to stay with probably top 10 jumbo originators are the one that we generally have in our portfolio or Street related conduits that generally get their collateral from the top 10. Not all the top 10, but in general that’s who we deal with.
<Q>: That’s great. I think just as much transparency as you could give, especially in the kind of market we’re in today with all the sentiments would be — I think Harold’s efforts in that regard would be would be well rewarded.
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
Again, we were talking about that before this call that we wanted to get out And hopefully on an increasing basis but to get out more on the portfolio. We think it’s a good story to tell.

<Q>: Well listen, best of luck for 2007.
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
Thank you.
<Q>: Sure.
Operator
Thank you. Our next question is from the line of David Taylor. Please proceed with your question.
<Q>: Thank you. One further question came to mind, which is share buy back. I’m sure I have enough information to calculate what you did in the fourth quarter, but can you just give it to me?
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
Harold, do you have the fourth quarter there?
Harold McElraft — Hanover Capital Mortgage Holdings — CFO
Well, it is in our statement of shareholders’ equity. And I —
<Q>: Well, you can subtract the nine months from the year end and get the number.
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
You want fourth quarter —
Harold McElraft — Hanover Capital Mortgage Holdings — CFO
The fourth quarter number?
<Q>: Yes. Well —
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
It’s fairly small. I would say that. We have a program out there that in general has a large number. In fact, I think we’ve had the ability to buy $2 million shares back. It’s the actual mechanics of that market make it a relatively small — if we did $100,000 in a month, that would be an awful lot.
<Q>: You only did about a quarter of a million for the year.
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
Right. Right. It’s a fairly small number.
<Q>: Okay. Are you continuing to buy back?
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
We have up until now. And we’re going to take another look at it. We’ve got a program in place during the black out period, which operates automatically—
<Q>: That I understand.
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
And that will end when we open up the window for looking at that. And we’re going to take a look. We haven’t really decided yet what we are going to do going forward.
<Q>: Okay. Thank you.
Operator
Thank you. Our next question is from the line of David Eidelman with Eidelman Capital Management. Please proceed with your question.
<Q>: Thank you, hi, John. How are you today?

John Burchett — Hanover Capital Mortgage Holdings — President, CEO
Excellent.
<Q>: Good. If I heard you correctly, you’re getting a 20 plus percent return on your subordinated pieces. And my question is that even if they’re prime prime, with that kind of yield, wouldn’t that imply that there is a certain amount of risk that even though defaults are small you’re buying the piece that would feel it. And how long will it be before you really know what the risk is on those. And is that return you’re talking about after taking the reserves?
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
Okay. Three questions in there. But yes, the answer is yes, we take risks, we take credit risks, and we take levered credit risks, so we take very risky positions. We do it in a market that we think we understand and can manage that credit risk. In terms of how that comes out over time, that’s how it does come out. In terms of what we’ve seen, as I’ve said, we’ve seen our delinquents go up slightly, and we would expect to take some losses. The final part of that is, do we take that into account? We definitely take that into account. When I talk about the 20%, 21% that’s a levered return without calculating our liquidity.
But that’s just the — the interest that we accrue on those loans, less of what we pay for our repo lines as against the equity. That’s what that number is. But in the calculation of that interest income and the way we do it, we do it on the accounting rule 9920, which is level yield and the level yield requires us to estimate the losses going forward for the life of the underlying mortgages.
So we have inside that number — I mentioned this earlier, but inside the number, we have a total discount on our purchase of these bonds, discount from our price paid or where we carry them compared with the par value of the bonds of $78 million. And that $78 million is broken up into two pieces. One piece is the accretable income that we’ll take in over time, and the second piece is our estimate of losses. So yes we are taking an estimate of losses in the way that we calculate our income. And that the estimate of losses in that is more than half of that underlying discount of $78 million.
<Q>: I see. And if they’re levered, to what extent are they levered? And what would be the return unlevered?
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
Let me just get that sample out. Our — the effective income interest rate in 2006 was 12.35, this is on page 40 of our K—
<Q>: I see.
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
—so 12.35 was the effective rate on the assets with a 6.38 cost of funds for a net spread of 5.97.
<Q>: Okay. Thank you.
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
Okay.
Operator
[OPERATOR INSTRUCTIONS] Gentlemen, there are no further questions at this time.
John Burchett — Hanover Capital Mortgage Holdings — President, CEO
Okay. I’d like to thank everybody for both your support and for tuning into our call this morning. As I said, our goals have continued forward with growing this portfolio and managing this portfolio and to control the credit on the portfolio as we go forward and we intend to do that. Thanks again, bye.
Operator
Ladies and gentlemen, this concludes today’s conference. Thank you for your participation. You may disconnect your lines at this time.